UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 23, 2007, Celgene Corporation announced the election of Ernest Mario, Ph.D. to the Company’s Board of Directors effective August 22, 2007. Dr. Mario is an experienced corporate director with a distinguished career in global healthcare. Dr. Mario has served as Deputy Chairman and Chief Executive of Glaxo Holdings plc., one of the largest and most successful multi-national healthcare companies in the world. Also, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research based global pharmaceutical company with leading drug delivery technologies.

As a Board member, Dr. Mario will receive an annual fee of $55,000 and $2,500 for each Board Meeting attended in person or $500 for each Board Meeting attended telephonically. In addition, Dr. Mario will receive $5,000 annually as a member of the Nominating and Governance Committee. Under the 1995 Non-Employee Directors’ Incentive Plan, Dr. Mario will be granted a non-qualified option to purchase 25,000 shares of the Company’s common stock, which vest in four equal annual installments commencing on the first anniversary of the date of grant. Under the 1995 Non-Employee Directors’ Incentive Plan, Dr. Mario will also be eligible to receive quarterly grants of 4,625 options aggregating 18,500 options annually, which vest one year from the date of grant.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing such action.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Press Release dated August 23, 2007 announcing the election of Ernest Mario, Ph.D. to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: August 23, 2007

By: /s/ David W. Gryska
Name: David W. Gryska
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 23, 2007 announcing the election of Ernest Mario, Ph.D. to the Company’s Board of Directors.